SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement

[  ]  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to §240.14a-12

SPINDLE, INC.

(Exact name of registrant as specified in its charter)

______________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.  Title of each class of securities to which transaction applies:

2.  Aggregate number of securities to which transaction applies:

3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act

Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.  Proposed maximum aggregate value of transaction:

5.  Total fee paid:

[  ]  Fee paid previously with preliminary materials:

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.  Amount previously paid:

2.  Form, Schedule or Registration Statement No.:

3.  Filing Party:

4.  Date Filed:

SPINDLE, INC.

8700 E. Vista Bonita Drive, Suite 260

Scottsdale, AZ 85255

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 12, 2015

Dear Stockholder:

You are invited to participate in the Annual Meeting of Stockholders of Spindle, Inc. on May 12, 2015, which will be held virtually at 10 a.m., local time. Enclosed with this letter are your Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy voting card.  The Proxy Statement included with this notice discusses each of our proposals to be considered at the Annual Meeting. Please review our annual report for the year ended December 31, 2014 on our website at http://www.spindle.com/corporate-filings.

At this year’s meeting, you will be asked to: (1) elect five directors to serve terms of one year each; (2) approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation; (3) approve, on an advisory basis, the compensation of our named executive officers; (4) ratify the appointment of RBSM, LLP. (“RBSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and (5) transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 7, 2015 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment and postponements thereof (the “Record Date”).

I hope that you participate in the Annual Meeting. Whether or not you plan to join, please complete, sign, date, and return your voting card promptly in the enclosed envelope.

Sincerely,

 /s/ William E. Clark

William E. Clark

President and Chief Executive Officer

Scottsdale, AZ

April 29, 2015

SPINDLE, INC.

8700 E. Vista Bonita Drive, Suite 260

Scottsdale, AZ 85255

Notice of Annual Meeting of Stockholders

To be Held May 12, 2015

To the Stockholders of Spindle, Inc.:

The 2015 Annual Meeting of Stockholders will be held virtually at 10:00 a.m., local time on May 12, 2015. During the Annual Meeting, stockholders will be asked to:

(1)

Elect five directors to serve for terms of one year each or until the election and qualification of their successors;

(2)

Approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation;

(3)

Approve, on advisory basis, the compensation of our named executive officers;

(4)

Ratify the appointment of RBSM as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

(5)

Transact any other business properly brought before the Annual Meeting or any adjournments thereof.

If you are a stockholder as of April 7, 2015, you may vote at the meeting. The date of mailing this Notice of Meeting and Proxy Statement is on or about April 29, 2015.

By order of our Board of Directors

 /s/ Lynn Kitzmann

Lynn Kitzmann

Chief Financial Officer and Corporate Secretary

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are first being mailed, beginning on or about April 29, 2015, to owners of shares of common stock of Spindle, Inc. (which may be referred to in this Proxy Statement as “we,” “us,” “Spindle,” or the “Company”) in connection with the solicitation of proxies by our board of directors (“Board”) for our annual meeting of stockholders to be held on May 12, 2015 at 10:00 a.m., local time (referred to as the “Annual Meeting”). This proxy procedure permits all stockholders, many of whom are unable to attend the Annual Meeting, to vote their shares at the Annual Meeting. Our Board encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

CONTENTS

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About The Meeting: Questions and Answers - page 5

•

Governance of the Company - page 8

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Proposal 1 - Election of Directors – page 11

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Executive Compensation and Related Information - page 14

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Security Ownership of Certain Beneficial Owners and Management - page 17

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Proposal 2 - Approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation - page 19

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Proposal 3 - Approve, on advisory basis, the compensation of our named executive officers - page 19

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Report of the Audit Committee - page 20

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Proposal 4 – Ratification of Appointment of Independent Registered Public Accounting Firm - page 20

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Certain Relationships and Related Transactions - page 22

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Requirements for Advance Notification of Nominations and Stockholder Proposals - page 23

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Other Matters - page 23

IMPORTANT NOTICE

WHETHER OR NOT YOU PLAN TO PARTIPATE THE ANNUAL MEETING, YOU ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. SIGNING AND RETURNING A PROXY WILL NOT PREVENT YOU FROM VOTING ONLINE AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY

ABOUT THE MEETING: QUESTIONS AND ANSWERS

What am I voting on?

At this year’s meeting, you will be asked to:

(1)

Elect five directors to serve for terms of one year each or until the election and qualification of their successors;

(2)

Approve, on an advisory basis, the frequency of holding an advisory vote on executive officer compensation;

(3)

Approve, on an advisory basis, the compensation of our named executive officers (commonly known as, and sometimes referred to in this Proxy Statement as, a "Say on Pay" proposal);

(4)

Ratify the appointment of RBSM as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

(5)

Transact any other business properly brought before the Annual Meeting or any adjournments thereof.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Stockholders of record at the close of business on April 7, 2015 (the “Record Date”) may vote at the Annual Meeting. Pursuant to the rights of our stockholders contained in our charter documents each share of our common stock has one vote. There were 42,468,773 shares of common stock outstanding on April 7, 2015.

How do I vote?

You may vote over the Internet, telephone or by mail. Please be aware that if you vote over the Internet or telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

Vote by Internet.    You can vote via the Internet at www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - You may attend the Meeting via the Internet at www.virtualshareholdermeeting.com/SPDL15 and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote by Telephone.    You can vote by telephone by calling the toll-free telephone number 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

Vote by Mail.    If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed above, you will be appointing William E. Clark, our President and Chief Executive Officer and Lynn Kitzmann, our Chief Financial Officer, as your proxies. They may act together or individually to vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to participate in the Annual Meeting, please vote by proxy so that your shares of common stock may be voted.

How will my proxy vote my shares?

If you are a stockholder of record, your proxy will vote according to your instructions. If you choose to vote by mail and complete and return the enclosed proxy card but do not indicate your vote, your proxy will vote “FOR” the election of the nominated slate of directors (see Proposal 1); "FOR" the approval, on an advisory basis, of the of holding an advisory vote on executive compensation each year (see Proposal 2); “FOR” the approval, on an advisory basis, of the compensation paid to our named executive officers (see Proposal 3); and “FOR” the ratification of RBSM as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (see Proposal 4). We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•

Submitting a proxy at a later date via the Internet, or by signing and delivering a proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked.

Who will count the votes?

A representative from Broadridge, will act as the inspector of election and count the votes.

What constitutes a quorum?

The holders of a majority of the 42,468,773 eligible votes as of the record date, either present or represented by proxy, constitute a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each proposal?

Election of Directors. For Proposal 1, the election of directors, the nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. This means that the five nominees with the most votes for election will be elected. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed proxy or voting instructions marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

Frequency of Holding an Advisory Vote on Executive Officer Compensation.  Proposal 2 is an advisory vote and is non-binding on the Company and the Board.  The proposal solicits advice only as to how frequently we should seek future advisory votes on executive officer compensation and, therefore, there is no minimum number of votes required with respect to the proposal.  Instead, the one year, two year or three year period option receiving the largest number of votes and constituting at least a majority of the quorum will constitute the advisory vote.

Say-on-Pay Proposal.  Proposal 3 is an advisory vote and is non-binding on the Company and the Board.  The proposal solicits advice only and therefore, there is no minimum number of votes required with respect to the Say-on-Pay Proposal.

Ratification of the Appointment of Independent Registered Public Accounting Firm. For Proposal 4, the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter will be required for approval.

Other Proposals. Any other proposal that might properly come before the meeting will require the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter at the meeting in order to be approved, except when a different vote is required by law, our certificate of incorporation or our Bylaws. On any such proposal, abstentions will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

Abstentions and broker non-votes with respect to any matter will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.  Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting with respect to any of the Proposals.

What percentage of our common stock do our directors and officers own?

As of April 7, 2015, our current directors and executive officers beneficially owned approximately 14.6% of our common stock outstanding. See the discussion under the heading “Security Ownership of Certain Beneficial Owners and Management” for more details.

Who is soliciting proxies and how are they being solicited?

We, on behalf of our Board, through our directors, officers, and employees, are soliciting proxies primarily by mail, telephone and the Internet.

Who is our Independent Registered Public Accounting Firm?

RBSM served as the independent registered public accounting firm auditing and reporting on our financial statements for the fiscal year ended December 31, 2014 and has been appointed to serve as our independent registered public accounting firm for 2015.

What are the recommendations of our Board?

The recommendations of our Board are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

•

FOR the election of the nominated directors (see Proposal 1);

•

FOR the approval, on an advisory basis, of a vote on executive compensation to be held every one year (see Proposal 2);

•

FOR the approval, in an advisory capacity, of the compensation paid to our named executive officers (see Proposal 3);

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FOR the ratification of RBSM as our independent registered public accounting firm for the fiscal year ending December 31, 2015 (see Proposal 4).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

GOVERNANCE OF THE COMPANY

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the Nevada Revised Statutes of the State of Nevada and our Bylaws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its Committees.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company.

Stockholder Communications

Stockholders may communicate with the members of the Board, either individually or collectively, by writing to the Board at 8700 E. Vista Bonita Dr. Ste. 260, Scottsdale, AZ 85255.  These communications will be reviewed by the office of the Corporate Secretary as agent for the non-employee directors in facilitating direct communication to the Board.

General Communications. The Corporate Secretary’s office will summarize all stockholder communications directly relating to our business operations, the Board, our officers, our activities or other matters and opportunities closely related to us. This summary and copies of the actual stockholder communications will then be circulated to the Chairman of the Nominating Committee.

Stockholder Proposals and Director Nominations and Recommendations. Stockholder proposals are reviewed by the Nominating Committee for compliance with the requirements for such proposals set forth in our Bylaws and in Regulation 14A of the Securities Exchange Act of 1934 (“Exchange Act”).

The Nominating Committee will consider director candidates recommended by stockholders. If a director candidate is recommended by a stockholder, the Nominating Committee expects to evaluate such candidate in the same manner it evaluates director candidates it identifies. Stockholders desiring to make a recommendation to the Nominating Committee should follow the procedures set forth above regarding stockholder communications.

Retention of Stockholder Communications. Any stockholder communications which are not circulated to the Chairman of the Nominating Committee because they do not meet the applicable requirements or criteria described above will be retained by the Corporate Secretary’s office for at least ninety calendar days from the date on which they are received, so that these communications may be reviewed by the directors generally if such information relates to the Board as a whole, or by any individual to whom the communication was addressed, should any director elect to do so.

Distribution of Stockholder Communications. Except as otherwise required by law or upon the request of a non-employee director, the Chairman of the Nominating Committee will determine when and whether a stockholder communication should be circulated among one or more members of the Board and/or Company management.

Independence of Directors

In determining the independence of our directors, we apply the definition of “independent director” provided under the listing rules of The NASDAQ Stock Market LLC (“NASDAQ”). Pursuant to these rules, the Board concluded its annual review of director independence in April 2015. After considering all relevant facts and circumstances, the Board affirmatively determined that all of the directors then serving on the Board, including those nominated for election at the Annual Meeting with the exception of William E. Clark, who is employed by us, are independent of us under NASDAQ’s rules.

Committees of our Board

The Board has three standing committees: the Audit Committee (two of the three members of the Audit Committee satisfy the independence standards of the Exchange Act and NASDAQ’s rules), the Compensation Committee (all Compensation Committee members satisfy the independence standards of the Exchange Act and NASDAQ’s rules), and the Nominating Committee (two of the three members of the Nominating Committee satisfy the independence standards of the Exchange Act and NASDAQ’s rules. John Devlin (Chairman), Lynn Kitzmann and Jack Scott are the current members of the Audit Committee. Glenn Bancroft (Chairman), Jack Scott and John Devlin are the current members of the Compensation Committee. Jack Scott (Chairman), William E. Clark, and Glenn Bancroft are the current members of the Nominating Committee. The Board held 16 meetings during the year ended December 31, 2014. Each of our directors attended at least 75% of the aggregate Board meetings and meetings of the Board committee(s) of which he or she is a member.

Audit Committee and Audit Committee Financial Expert

Our board of directors has an Audit Committee which has three members, John Devlin, Jack Scott, and Lynn Kitzmann.  Our audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements. The board of directors has determined Mr. Devlin, an independent director, is an audit committee financial expert. The Board has not adopted a written charter for the audit committee.

 Compensation Committee

The Compensation Committee consists of three directors, all of whom are “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules. The Compensation Committee met two times during 2014 with all members in attendance at each meeting.  The role of the Compensation Committee is to:

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develop and recommend to the independent directors of the Board the annual compensation (base salary, bonus, stock options and other benefits) for our President/Chief Executive Officer; and

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review, approve and recommend to the independent directors of the Board the annual compensation (base salary, bonus and other benefits) for all of our Chief Financial Officer;

Nominating Committee

The Nominating Committee, consists of three directors, two of whom are “independent” as defined in section 5605(a)(2) of the NASDAQ Listing Rules. The Nominating Committee met three times during 2014 with all members in attendance at each meeting.  The role of the Nominating Committee is to:

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evaluate from time to time the appropriate size (number of members) of the Board and recommend any increase or decrease;

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determine the desired skills and attributes of members of the Board, taking into account the needs of the business and listing standards;

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establish criteria for prospective members, conduct candidate searches, interview prospective candidates, and oversee programs to introduce the candidate to us, our management, and operations;

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to review on an annual basis and recommend to the Board one member of the Board to serve as Chair;

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annually recommend to the Board persons to be nominated for election as directors;

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recommend to the Board the members of all standing Committees;

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adopt or develop for Board consideration corporate governance principles and policies; and

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provide oversight to the strategic planning process conducted annually by our management.

Director Qualifications and Diversity

The Board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Candidates should have substantial experience with one or more publicly traded companies or should have achieved a high level of distinction in their chosen fields.  The Board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in technology; research and development; finance, accounting and banking; or marketing and sales.

In evaluating nominations to the Board of Directors, the Nominating Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities.  Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Code of Conduct

We have adopted a Code of Business Conduct and Ethics for our employees, officers, directors, and advisors. This Code of Business Conduct and Ethics (the “Code”) sets forth legal and ethical standards of conduct for directors, officers and employees of Spindle, Inc. This Code is intended to deter wrongdoing and to promote the conduct of all Company business in accordance with high standards of integrity and in compliance with all applicable laws and regulations. The Code is filed as Exhibit 14.1 to our annual report on Form 10-K for the year ended December 31, 2012.

Risk Oversight

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to a Board committee or the full Board for oversight as follows:

Full Board - Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

Audit Committee - Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Nominating Committee - Risks and exposures relating to corporate governance and management and director succession planning.

Compensation Committee - Risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans.

Board Leadership Structure

The Chairman of the Board presides at all meetings of the Board. The Chairman is appointed on an annual basis by at least a majority vote of the remaining directors.

Compliance with Section 16 of the Exchange Act

Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to us, we believe that as of December 31, 2014, our executive officers, directors and greater than 10 percent beneficial owners have complied on a timely basis with all Section 16(a) filing requirements, with the exception of our officers, directors and greater than 10 percent beneficial owners listed in the table below:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis

William Clark	3

4 transactions were not reported on a timely basis in connection with the Company becoming a reporting company under the Securities Exchange Act of 1934 on April 28, 2014.

1 transaction was not reported on a timely basis in connection with the acquisition of shares of common stock on July 31, 2014.

		3 transactions were not reported on a timely basis in connection with the acquisition and/or purchase of shares of common stock on December 5, 2014.
Christopher Meinerz	1	1 transaction was not reported on a timely basis in connection with the acquisition of shares of common stock on December 5, 2014.
David Ide	1	2 transactions were not reported on a timely basis in connection with the acquisition and disposition of shares of common stock on July 31, 2014 and December 18, 2014, respectively.
Glenn Bancroft	1	1 transaction was not reported on a timely basis in connection with the acquisition of shares of common stock on July 31, 2014.

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Election

The Board currently has five members. Our Board, upon the recommendation of the Nominating Committee, has nominated each of our incumbent directors for re-election at the Annual Meeting. Each nominee has agreed, if elected, to serve a one-year term or until the election and qualification of his or her successor. If any nominee is unable to stand for election, which circumstance we do not anticipate, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

If a quorum is present at the Annual Meeting, then nominees will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. There is no cumulative voting in the election of directors.

The following biographical information is furnished as to each nominee for election as a director:

William Clark. Biographical information for Mr. Clark is set forth below under “Executive Compensation and Related Information”. We believe that Mr. Clark’s business experience, in particular his experience in the payment industry, qualify him to serve as a Director.

John Devlin, 70. Mr. Devlin has served as a director and Chairman of the audit committee since October 31, 2011.  From October 31, 2011 until June 19, 2014 he also served as our Secretary and Treasurer.  Since February 2009, Mr. Devlin has served as a Director and Audit Committee Chairman of Hipcricket, Inc. (formerly Augme Technologies, Inc.), a publicly traded company specializing in mobile technology.  Mr. Devlin has been in the investment and asset management business for over 33 years.  From October 2008 to October 2011, he served as the Managing Director/Financial Consultant of the American Irish Historical Society (“AIHC”), responsible for managing day-to-day operations, administration and financial oversight of the AIHC and its Fifth Avenue Brownstone headquarters.  From October 2003 to October 2008, Mr. Devlin was the Vice Chairman of McKim & Company LLC, a venture capital source firm for start-up companies in the $1 million to $20 million bracket, where he was responsible for providing strategic planning and direction.  From 1986 to 2003, he was with J.P. Morgan Investment Management, where he started as a Fixed Income Trader, was later selected for a Special Overseas Assignment and later became a Senior Relationship Manager.  Mr. Devlin was also the Committee Chairman for client portfolio guidelines, compliance and performance review for J.P. Morgan accounts with an asset size over $200 billion.  Before retiring from J.P. Morgan Investment Management, he held various positions with U.S. Steel Corporation and the Carnegie Pension Fund between 1974 to 1986, where he was involved in directing investment activity of the U.S. Steel & Carnegie Pension Funds with an asset size of over $7 billion.  Mr. Devlin received an MBA from Pace University and completed his undergraduate degree in Finance at Georgetown University.  Mr. Devlin’s education and his experience in the finance industry led us to believe that he should serve as a director.

Glenn Bancroft, 58. Mr. Bancroft has served as a director since December 6, 2011.  Mr. Bancroft is the Chief Executive Officer of Bancroft & Associates, a real estate investment and management firm Mr. Bancroft founded in 1981.  Under Mr. Bancroft’s management, Bancroft & Associates has represented over $250 million in sales, and has directed a portfolio of more than $500 million in property management.  Mr. Bancroft is an entrepreneur and investment professional with more than thirty years of experience in domestic and international real estate.  Mr. Bancroft was the former Chief Financial Officer of NetMoney Inc., which was acquired by Spindle Mobile, Inc., and actively provides management consulting to corporations, and successfully runs a large real estate investment firm.  His contribution as a director of Spindle Mobile, Inc. led to his appointment to Spindle Inc. board. Mr. Bancroft’s skills and experience in his consulting practice with organizational development, and personnel profiling and placement led us to conclude that he should serve as a director.

Tony Van Brackle, 56. Mr. VanBrackle has served as a director since November 14, 2014.  Mr. VanBrackle’s career in the payments sector extends back well over three decades.  Since 2011, Mr. VanBrackle has been the managing member of Payment Ventures, LLC, an investment firm that specializes in the mobile commerce and payment sectors.  In 2000, Mr. VanBrackle founded Solveras Payment Solutions and served as its Chief Executive Officer until its sale in 2011.  Mr. VanBrackle serves as a board member for Phoenix Managed Networks, a provider of secure data transaction solutions, since 2011, and is a member of the advisory board for MicroVentures, an online equity crowdfunding platform for startups and investors, since 2012.  He also serves on the boards of several other businesses, including Convexcel Group, and Cardflight, since 2012 and 2011, respectively.  Previously, Mr. VanBrackle served as chairman of the board for several industry-leading businesses, including Electronic Check Alliance Processing, and Smart Pay Solutions.  Mr. Van Brackle’s extensive knowledge of the electronic payments industry led us to conclude that he should serve as a director.

Dr. Jack Scott, 61. Dr. Scott has served as a director since September 1, 2014.  Dr. Scott has a diverse technical and business background spanning more than 35 years that includes applied research, consulting, sales and sales management, executive positions, and ownership of a group of eight recycling and manufacturing businesses, including two joint ventures, through a holding company, Canadus Technologies, LLC.  Dr. Scott is a founding member of Canadus Technologies, LLC since February 2000.  Prior to his experience with Canadus Technologies, LLC, from February 1997 to January 2000 Dr. Scott was President and CEO of Encycle, Inc., a $300 million recycling company with more than 1,000 employees.  Prior to Encycle, Inc., Dr. Scott held various senior management positions with several other companies in the recycling and manufacturing industries.  Dr. Scott’s extensive business experience led us to conclude that he should serve as a director.

Director Compensation for 2014

The following Director Compensation Table sets forth information concerning compensation for services rendered by our directors for fiscal year 2014.  The amounts represented in the “Option Awards” column reflects the stock compensation expense recorded by the Company and does not necessarily equate to the income that will ultimately be realized by the director for such awards. As of December 31, 2014, we had accrued $287,339 in directors’ fees. Our directors are entitled to receive reimbursement of pre-approved out-of-pocket expenses.

Director Summary Compensation Table

Name	Fees earned or paid in cash ($)(2)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
William Clark	25,000	-	-	-	-	-	25,000
Christopher Meinerz**	12,823	-	-	-	-	-	12,823
John Devlin	52,500	-	368,994	-	-	-	421,494
Glenn Bancroft	52,500	-	368,994	-	-	-	421,494
Dr. Jack Scott	10,000	-	-	-	-	-	10,000
Tony VanBrackle	3,750	-	-	-	-	-	3,750
David Ide*	48,750	-	-	-	-	-	48,750
John Reardon*	39,516	-	-	-	-	-	39,516
Craig Page*	42,500	-	-	-	-	-	42,500
Total	287,339		737,988	-	-	-	1,025,327

* Messrs. Ide, Reardon and Page resigned as directors in 2014 and forfeited all option awards

**Mr. Meinerz resigned as director effective March 31, 2015

(1) The value of the stock option compensation was computed using the Black-Scholes Option Pricing Model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns. The resulting stock- based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the requisite service period of the award.

(2) Effective as of April 1, 2013, our board of directors approved compensation in the amount of $2,500 payable to each member of our board of directors per month. In addition, our directors are entitled to reimbursement of any fees and expenses in connection with performing their obligations as directors.

Vote and Recommendation

The affirmative vote of the holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote on the nominees will be required to approve each nominee. This means that the five nominees with the most votes for election will be elected.

Our Board recommends a vote “FOR” each of the nominees.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Officers

William Clark, 57, Chief Executive Officer, President and Director. Mr. Clark has served as our President since January 18, 2012, as our Chief Executive Officer since April 17, 2013 and as a director since February 27, 2014.  From January 18, 2012 until April 15, 2014 he also served as our Principal Financial Officer.  He joined Spindle in January 2011, and through his leadership, we have developed a unique mobile commerce solution that combines multiple aspects of mobile payments and mobile marketing technologies.  Mr. Clark achieved this by combining our custom built payment platform with capabilities acquired through targeted acquisitions of four leading technology companies.  Before joining Spindle, from April 2005 to January 2011, Mr. Clark served as executive vice president and general manager for Apriva’s Point of Sale division, where he led Apriva’s expansion to become North America’s leading provider of wireless payment technology.  Prior to Apriva, Mr. Clark served as general manager of wireless products for First Data Merchant Services.  During his 17 year tenure with First Data, he pioneered the delivery and sales of emerging technologies over a wide range of markets, including Internet banking, electronic bill presentment, web-based merchant services, chip cards, and the release of Internet and wireless acquiring products.  Mr. Clark holds a Bachelor of Science degree in Electronics and Management from Southern Illinois University and an MBA from University Nebraska Omaha.  Mr. Clark’s extensive experience in wireless payment technology led us to believe that he should serve as a director.

Lynn Kitzmann, 36, Chief Financial Officer. Ms. Kitzmann has served as our Chief Financial Officer since February 18, 2015. Since May 12, 2014, she has served as the Company’s Controller.  Prior to joining the Company, Ms. Kitzmann served as Assistant Controller at Redflex Traffic Systems in Phoenix, Arizona from June 2013 to June 2014.  Prior to her experience at Redflex, Ms. Kitzmann was Manager of Accounting and Financial Reporting at Rural Metro Corp. in Scottsdale, Arizona from January 2009 to June 2013.  Ms. Kitzmann has extensive experience in similar accounting and financial reporting positions during her career with both public and private companies.  Ms. Kitzmann began her career in public accounting with the firm of Pricewaterhouse Coopers LLP in Phoenix, Arizona.  Ms. Kitzmann graduated magna cum laude from Arizona State University with an undergraduate degree in accounting and has an MBA from University of Phoenix.  Ms. Kitzmann is a Certified Public Accountant licensed in the state of Arizona.

Summary Compensation Table for 2014 and 2013

The following summary compensation table indicates all compensation awarded to, earned by or paid to our principal executive officer and each of the other two highest paid executive officers, if any, whose total compensation exceeded $100,000 during the years ended December 31, 2014 and 2013 (the “named executive officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non- Equity Incentive Plan Compens ation ($)	Non- qualified Deferred Compens ation Earnings ($)	All Other Compens ation ($)	Total ($)
William Clark	2014	197,000(2)		583,700(2)	262,974	-	-	-	1,043,674
President and Chief Executive Officer	2013	136,525	-	60,500	-	-	-	-	197,025

Lynn Kitzmann**	2014	57,000	-	-	108,651	-	-	-	165,651
Chief Financial Officer	2013	-	-	-	-	-	-	-	-

Christopher Meinerz**	2014	145,000(3)	-	19,000 (3)	168,113	-	-	-	332,113
Former Chief Financial Officer and former Chief Compliance Officer	2013	-	-	-	-	-	-	-	-

Tom Lineen*	2014	50,000	-	-	-	-	-	-	50,000
Former Executive Vice President	2013	139,744	-	-	65,000	-	-	-	204,744

Michael Stevens*	2014	62,500	-	-	175,316	-	-	-	237,816
Former Executive Vice President	2013	123,541	-	-	37,500	-	-	-	161,041

*Messrs. Lineen and Stevens left the Company during 2014.

** Mr. Meinerz resigned from his position as Chief Financial Officer and Chief Compliance Officer effective February 16, 2015 and Ms. Kitzmann was appointed as Chief Financial Officer effective February 18, 2015.

(1)

The value of the stock and stock option compensation was computed using the Black-Scholes Option Pricing Model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns. The resulting stock- based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the requisite service period of the award.

(2)

In lieu of $97,000 of compensation, Mr. Clark was issued 194,000 shares of common stock which had an aggregate grant date fair value of $342,300. The incremental grant date fair value of stock in excess of compensation of $245,300 is reflected in the Stock awards column.

(3)

In lieu of $10,000 of compensation, Mr. Meinerz was issued 20,000 shares of common stock which had an aggregate grant date fair value of $29,000. The incremental grant date fair value of stock in excess of compensation of $19,000 is reflected in Stock Awards column.

Outstanding Equity Awards at December 31, 2014

The following table sets forth certain information concerning outstanding equity awards for our named executive officers at December 31, 2014. No options were exercised by our named executive officers during the last two fiscal years.

	Option Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date
William Clark	500,000(1) 0	0 150,000(2)	0.50 0.50	Oct. 28, 2022 Jan. 29, 2024

Lynn Kitzmann	0 0	45,000(5) 60,000(6)	0.50 0.50	May 9, 2024 Dec. 27, 2024

Christopher Meinerz	0	90,000(3)	0.50	Mar. 29, 2024

Tom Lineen	0	0	-	-

Michael Stevens	175,000(4)	0	0.50	Jan. 13, 2015

(1) The vesting of shares subject to this option occurred on the one year anniversary of the grant, October 30, 2013.

(2) The shares subject to this option vest annually over a three-year period beginning on January 31, 2014 in increments of 1/3rd per year.

(3) The shares subject to this option vest annually over a three-year period beginning on April 1, 2014 in increments of 1/3rd per year.

(4) 25,000 of these shares occurred on the one year anniversary of the grant on March 26, 2014. The vesting of the remaining shares were accelerated to October 15, 2014 per the provisions of his separation agreement. Due to Mr. Stevens’ separation from the Company during 2014, the option expiration date changed to January 15, 2015 per the provisions of the Plan.

(5) The shares subject to this option vest annually over a three-year period beginning on May 12, 2014 in increments of 1/3rd per year.

(6) The shares subject to this option vest annually over a three-year period beginning on December 30, 2014 in increments of 1/3rd per year.

2012 Stock Incentive Plan

On October 29, 2012, our stockholders approved the 2012 Stock Incentive Plan (the “Plan”) that governs equity awards to our management, employees, directors and consultants. On November 7, 2013, our stockholders approved an amendment to the Plan which increased the total authorized amount of common stock issuable under the Plan from 3,000,000 to 6,000,000 shares. There are 6,000,000 shares of common stock currently reserved for issuance under the Plan. As of December 31, 2014, 3,460,834 options to purchase common stock were granted under the Plan and 2,118,334 were fully vested.

Unless previously terminated, the Plan will terminate 10 years after the earlier of (i) the date the Plan was adopted by the board of directors, or (ii) the date the Plan was approved by the stockholders. The types of awards permitted under the Plan include qualified incentive stock options (ISO), non-qualified stock options, and restricted stock. Each option shall be exercisable at such times and subject to such terms and conditions as the board of directors may specify. Stock options generally vest over three years and expire no later than ten years from the date of grant.

Employment Agreements

William Clark, the Company’s President and Chief Executive Officer, is currently receiving a salary of $200,000 per year.

In April 2014, the Company entered into an offer letter with Christopher Meinerz to serve as our Chief Financial Officer and Chief Compliance Officer. Pursuant to the offer letter, Mr. Meinerz originally received a cash salary of $180,000 per annum, which increased to $200,000 per annum as of July 2014. In December 2014, Mr. Meinerz received 20,000 shares of Common Stock in lieu of $10,000 of cash compensation. On February 16, 2015, Mr. Meinerz resigned his employment with the Company.

On February 18, 2015, the Company entered into an offer letter with Lynn Kitzmann to serve as our Chief Financial Officer. Pursuant to the offer letter, Ms. Kitzmann originally received a cash salary of $130,000 per annum. Additionally, the Company agreed to grant Ms. Kitzmann stock options to purchase up to 45,000  and 60,000 shares of the Company’s Common Stock at an exercise price of $0.50 which vests annually over a three-year period beginning on May 12, 2014 and December 30, 2014, respectively, in increments of 1/3rd per year.

Except as described above, we are not currently a party to any existing agreements or understandings with any of our executive officers with respect to compensation for services rendered to us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have only one class of stock outstanding, our common stock. The following table sets forth certain information as of April 7, 2015, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent or more of the outstanding shares of our common stock. As of April 7, 2015, there were 42,468,773 shares of common stock outstanding.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days from April 7, 2015, are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership	Percent of Class(2)
William Clark, Chief Executive Officer, President and Director	1,740,751(3)	4.1%
Lynn Kitzmann, Chief Financial Officer	15,000(11)	*
Christopher J. Meinerz, former Chief Financial Officer and former Chief Compliance Officer	20,000(4)	*
John Devlin, Director	445,000(5)	1.0%
Glenn Bancroft, Director	724,075(6)	1.7%
Tony VanBrackle, Director	67,500(7)	*
Dr. Jack Scott, Director	2,161,300(8)	5.1%
Tom Lineen	538,570(9)	1.3%
Michael Stevens	482,601	1.1%
All Directors and Officers as a group (9 persons)	6,197,797(10)	14.6%
5% Beneficial Owners
David Ide	4,250,000(12)	10.1%

*Represents a percentage under 1%.

(1)The address for the officers and directors of the Company is c/o Spindle, Inc., 8700 E. Vista Bonita Drive, Suite 260, Scottsdale, Arizona 85255.

(2) As of April 7, 2015, there were 42,468,773 shares of our common stock issued and outstanding.  In determining the percentage of common stock beneficially owned by the selling stockholders as of April 7, 2015, (a) the numerator is the number of shares of common stock beneficially owned by a selling stockholder (including the shares that he has the right to acquire within 60 days of April 7, 2015), and (b) the denominator is the sum of (i) the 42,468,773 shares of common stock outstanding on April 7, 2015 and (ii) the number of shares of common stock which the selling stockholder has the right to acquire within 60 days of April 7, 2015.

(3) Includes 965,701 shares of common stock, 200,050 shares of Common Stock owned of record by Ameriprise Trust Company FBO William E. Clark, 25,000 shares of common stock owned of record by Mr. Clark’s wife, 500,000 shares which represent the vested portion of a stock option purchase up to 500,000 shares of our common stock at an exercise price of $0.50 per share that expire on October 28, 2022, and 50,000 shares which represented the vested portion of a stock option to purchase 150,000 shares of our common stock at an exercise price of $0.50 per share that expire on January 29, 2024.

(4) Includes 20,000 shares of common stock.

(5) Includes 95,000 shares of common stock owned of record by Mr. Devlin, 300,000 shares which represent the vested portion of a stock option to purchase 300,000 shares of our common stock at an exercise price of $0.50 per share that expire on October 29, 2022, and 50,000 shares which represent the vested portion of a stock option to purchase 150,000 shares of our common stock at an exercise price of $0.50 per share that expire on January 29, 2024.

(6) Includes 374,075 shares of common stock owned of record by Mr. Bancroft, 300,000 shares which represent the vested portion of a stock option to purchase 300,000 shares of our common stock at an exercise price of $0.50 per share that expire on October 27, 2022, and 50,000 shares which represent the vested portion of a stock option to purchase 150,000 shares of our common stock at an exercise price of $0.50 per share that expire on January 29, 2024.

(7) Includes 67,500 shares of common stock owned of record by MPP Holdings LLP. MPP Holdings LLP is a private investment entity over which Mr. VanBrackle has investment discretion.

(8) Includes 2,161,300 shares of common stock.

(9) Includes 538,570 shares of common stock owned of record by Parallel Solutions, Inc.

(10) Includes 3,923,677 shares of common stock held by executive officers and directors, 806,120 shares of common stock owned by entities controlled by executive officers and directors, and 1,295,000 shares issuable upon exercise of stock options held by executive officers and directors.

(11) Includes 15,000 shares which represent the vested portion of a stock option to purchase 45,000 shares of our common stock exercisable at $0.50 per share that expire on May 29, 2024.

(12) Includes 4,000,000 shares of common stock and 250,000 shares issuable upon exercise of a common stock purchase warrant at $1.00 per share that expire on November 13, 2021.

PROPOSAL 2 - APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY

OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our executive officers named in our executive officer compensation disclosure in accordance with the rules of the U.S. Securities and Exchange Commission.  By voting with respect to this proposal, our stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every one, two or three years.

Our Board of Directors has determined that an advisory vote on executive compensation each year will allow our stockholders to provide timely, direct input on the executive compensation philosophy, policies and practices as disclosed in our proxy statement and Annual Report on Form 10-K each year. Our Board of Directors believes that a vote each year is therefore consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

We recognize that some of our stockholders may have different views as to the best approach and although this vote is advisory and not binding on us or our Board of Directors in any way, our directors have concluded that it is in our best interests and those of our stockholders to hold an advisory vote on executive compensation in accordance with the advice of a majority of our stockholders.

Vote and Recommendation

This is an advisory vote and does not require a minimum number of votes.  The Board of Directors recommends, however, that the advisory vote be held each year.

PROPOSAL 3 - APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION

OF OUR NAMED EXECUTIVE OFFICERS

In recent years, good corporate governance commentators and advisors have advocated and, increasingly, governmental regulatory authorities, including the SEC, are mandating that public companies, such as

Spindle, Inc., initiate procedures to ensure that our stockholders have input on our compensation programs for our Named Executive Officers (“NEOs”).  In summary, our policies and programs for compensating our NEOs are designed to attract, retain motivate, and reward top quality personnel capable of driving our success. Pay that reflects performance and alignment of that pay with the interests of long-term stockholders are key principles that underlie the design of our compensation programs for our NEOs.

Our Say-on-Pay Proposal is designed to provide our stockholders with the opportunity to consider and vote upon the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of SEC Regulation S-K, including the compensation tables and narrative discussion.   Although the vote is advisory and non-binding on the Company or the Board, our Board, the Nominating Committee and the Compensation Committee will review the voting results. To the extent there is any significant lack of support for the compensation of our NEOs, we would expect to initiate procedures designed to help us better understand stockholder concerns.  Our Board, Nominating Committee and Compensation Committee would consider constructive stockholder feedback in making future decisions about the compensation programs for our NEOs.

Marking the Proxy Card “For” indicates support for the compensation of our NEOs; marking the Proxy Card “Against” indicates lack of support for the compensation of our NEOs. You may abstain by marking the “Abstain” box on the Proxy Card.

Vote and Recommendation

This is an advisory vote and does not require a minimum number of votes.  However, our Board of Directors recommends that stockholders vote "FOR" the approval of the compensation paid to our NEOs.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee of the Board has:

•

reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2014 with management;

•

discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors communications with the Audit Committee concerning independence, and has discussed with RBSM matters relating to its independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the consolidated financial statements audited by RBSM for the fiscal year ended December 31, 2014 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee of the Board

John Devlin, Chairman

Jack Scott

Lynn Kitzmann

PROPOSAL 4 - RATIFICTION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed RBSM as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2015. RBSM has served as our independent registered public accounting firm since 2014.

Stockholder ratification of the selection of RBSM as our independent registered public accounting firm is not required by our Bylaws or the Nevada General Corporation Law. The Board seeks such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of RBSM as our independent registered public accounting firm, the Board will reconsider whether to retain that firm for the 2015 fiscal year.

The following table sets forth fees billed to us by our independent auditors for the years ended 2014 and 2013 for (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services rendered that are reasonably related to the performance of the audit or review of our financial statements that are not reported as Audit Fees, and (iii) services rendered in connection with tax preparation, compliance, advice and assistance.

SERVICES	2014	2013
Audit fees	$71,000	$47,500
Audit-related fees	37,725	-
Tax fees	6,000	-
All other fees	2,250	-
TOTAL	$112,975	$47,500

Audit Fees. The “Audit Fees” are the aggregate fees attributable to professional services rendered in 2014 and 2013 for the audit of our annual financial statements and for review of financial statements included in our quarterly reports on Form 10-Q or for services that are normally provided by our auditors in connection with statutory and regulatory filings or engagements for those fiscal years.  These fees include fees billed for professional services rendered for the review of registration statements or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees. The “Audit-related fees” are the fees attributable to audits or reviews in connection with our acquisitions and services that were reasonably related to the performance of the audit or review of financial statements for either the fiscal year ended December 31, 2014, or the fiscal year ended December 31, 2013, that are not included under Audit Fees above.

Tax Fees. We were billed $6,000 for the fiscal years ended December 31, 2014 for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees. We were billed $2,250 for services other than the services described above for either the fiscal year ended December 31, 2014.

Pre-approval Policies and Procedures

The Audit Committee is required to review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Audit Committee member who pre-approves a non-audit service must report the pre-approval to the full Audit Committee at its next scheduled meeting. The Audit Committee is required to periodically notify the Board of their approvals. The required pre-approval policies and procedures were complied with during 2014 and 2013.

RBSM Representatives at Annual Meeting

We do not expect that representatives of RBSM will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, however we do not expect they will be available to respond to appropriate questions.

Changes in and disagreements with accountants on accounting and financial disclosure

On January 23, 2015, Spindle, Inc. was notified by L.L. Bradford & Company, LLC (“Bradford”) that the firm resigned as the Registrant’s independent registered public accounting firm.  In connection with the resignation, Bradford informed the Company that it will no longer service SEC reporting companies because partners in its SEC practice moved to RBSM.  Except as noted in the paragraph immediately below, the reports of Bradford on the Company’s  financial statements for the years ended December 31, 2013 and 2012, did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of Bradford on the Company’s financial statements as of and for the years ended December 31, 2013 and 2012 contained explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has negative working capital that raises doubt about its ability to continue as a going concern.

During the years ended December 31, 2013 and 2012, the Company has not had any disagreements with Bradford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Bradford’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the years ended December 31, 2013 and 2012 and through January 23, 2015, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses in the Company’s internal control over financial reporting identified in the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2013 and 2012.

On January 23, 2015 (the “Engagement Date”), the Company engaged RBSM as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2014. The decision to engage RBSM as the Company’s independent registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with RBSM regarding either:

1.

the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that RBSM  concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

2.

any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Vote Required and Recommendation

The affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented and voting on such matter will be required for approval of this proposal.

The Board recommends that stockholders vote “FOR” ratification of the appointment of RBSM as our independent registered public accounting firm for the fiscal year ending December 31, 2015 as described in this Proposal 4.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2013, the directors, executive officers, or holders of more than 5% of our common stock, or members of their immediate families, as described below, have completed transactions with us in which they had direct or indirect material interests that exceeded the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years.

On March 20, 2013, we assumed certain liabilities and acquired substantially all the assets of MeNetwork used in connection with its business of developing, marketing and licensing a mobile marketing platform for use by merchants and consumers.  As consideration for the assumption of the liabilities and the acquisition of the MeNetwork assets, we authorized the issuance of an aggregate of 3,500,000 shares of common stock to the stockholders of MeNetwork, of which 350,000 shares were held in escrow for a period of one year from the closing date, and have been released, for the purposes of satisfying any indemnification claims and 750,000 shares of common stock were issued to Ashton Craig Page, the director and Chief Operating Officer of MeNetwork and formerly a member of our board of directors.

On March 31, 2013, we issued an option to purchase 100,000 shares of common stock to John Reardon, a former member of our board of directors. The exercise price is $0.50 per share and the option has a term of 10 years. The option to purchase shares for Mr.Reardon were forfeit on October 23, 2014 in conjunction with his resignation from the board of directors.

On August 23, 2013 we issued an option to purchase 100,000 shares of our common stock to Ashton Craig Page, formerly a director.  The option has an exercise price of $0.50 and a term of 10 years. The option to purchase shares for Mr.Page was forfeit on November 29, 2014 in conjunction with his resignation from the board of directors.

On January 31, 2014, we issued options for the purchase of 150,000 shares of common stock to William Clark, our Chief Executive Officer and a director, and to Glenn Bancroft and John Devlin, each of whom is a member of the board of directors and also to David Ide whom, at the time of the transaction, was a member of our board of directors.  We also issued options for the purchase of 50,000 shares of common stock to each of John Reardon and Ashton Craig Page, who, at the time, were members of our board of directors.  The options vest 1/3 over each of three years and have 10 year term and an exercise price of $0.50 per share. Messrs. Ide, Reardon and Page’s options were cancelled as unvested shares upon their resignations from the board of directors.

On May 12, 2014, we issued options for the purchase of 45,000 shares of common stock to Lynn Kitzmann, our Chief Financial Officer. The options vest 1/3 over each of three years, have a 10 year term and have an exercise price of $0.50 per share.

On June 30, 2014, the Company issued a promissory note in the amount of $100,000 to William Clark, its Chief Executive Officer, for amounts previously advanced to the Company for working capital. The note is non-interest bearing, unsecured and matures on June 30, 2015. The Company imputed interest at a rate of 2% per annum and recorded a discount in the amount of $110 which is amortized to interest expense over the term of the note. As of December 31, 2014 such note has not been repaid.

Pursuant to Glenn Bancroft’s consulting agreement, Mr. Bancroft was issued 100,000 shares of our common stock on July 31, 2014 for his services rendered.

Pursuant to David Ide’s consulting agreement, Mr. Ide was issued 250,000 shares of common stock on December 19, 2014 for his services rendered.

On December 30, 2014, we issued options for the purchase of 60,000 shares of common stock to Lynn Kitzmann, our Chief Financial Officer. The options vest 1/3 over each of three years, have a 10 year term and have an exercise price of $0.50 per share.

During the fourth quarter 2014 Dr. Jack Scott, John Devlin and Tony VanBrackle, each of whom is a member of the board of directors, advanced the Company various disbursements totaling $285,000. The terms of these advances have not been formalized. These amounts have not been repaid.

During the first quarter 2015 Dr. Jack Scott, a member of the board of directors, advanced the Company various disbursements totaling $255,000. The terms of these advances have not been formalized. These amounts have not been repaid.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

AND STOCKHOLDER PROPOSALS

Stockholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our Proxy Statement and form of proxy for our 2016 Annual Meeting of stockholders must be received by us no later than December 22, 2015, which is 120 calendar days before the one-year anniversary of the date on which the Company first mailed this Proxy Statement, and must comply with the requirements of the proxy rules promulgated by the SEC.  Stockholder proposals should be addressed to our Corporate Secretary at 8700 E. Vista Bonita Dr., Ste. 260, Scottsdale, AZ 85255.

Recommendations from stockholders which are received after the deadline likely will not be considered timely for consideration by the Committee for next year’s Annual Meeting.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented.  If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, of if no recommendation is given, in their own discretion.

The Company’s Annual Report on Form 10-K to Shareholders for fiscal year 2014 is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting. The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.  The costs of preparing, assembling, mailing and soliciting the proxies will be borne by us. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, facsimile, personal interviews and other methods of communication.

The Company’s Annual Report on Form 10-K to Shareholders for fiscal year 2014 is available without charge on our website, http://www.spindle.com/corporate-filings. We are providing the address to our Internet site solely for the information of investors. We do not intend the address to be an active link or to otherwise incorporate the contents of the website into this report. In addition to the website, a copy of our Annual Report on Form 10-K will be provided, without charge to any stockholder as of the record date. Any exhibits, as filed with the SEC, is also available upon written request at the actual expense incurred in furnishing such exhibits. Any requests should be addressed to the Corporate Secretary at 8700 E. Vista Bonita Drive, Ste. 260, Scottsdale, AZ 85255.

Householding

If you and other residents at your mailing address have more than one account in your name, your broker or bank may have sent you a notice that your household will receive only one copy of proxy materials for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as householding. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Proxy Statement to your address. If you want to receive separate copies of the proxy materials in the future, or you are receiving multiple copies and would like to receive only one copy per household, you should contact your stockbroker, bank or other nominee record holder, or you may contact us at the address or telephone number below. In any event, if you did not receive an individual copy of this Proxy Statement, we will send a copy to you if you address your written request to, or call, Lynn Kitzmann, Chief Financial Officer and Corporate Secretary of Spindle, Inc., 8700 E. Vista Bonita Drive, Ste. 260, Scottsdale, AZ 85255, telephone number (800) 560-9198.